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December 20, 2016



Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 77K of form N-SAR dated, December 20, 2016, of
Reality Shares DIVS ETF and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


/s/Ernst & Young LLP